EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this 8th day of July, 1996, by and between EVANS ENVIRONMENTAL CORPORATION, a Colorado corporation, the address of which is Fourth Floor, 99 S.E. 5th Street, Miami, FL 33131 ("Employer"), and ENRIQUE A. TOMEU, whose address is Suite 300, 1000 Southern Boulevard, West Palm Beach, FL 33405 ("Employee").

         FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and the reciprocal covenants of the parties which are set forth in this Agreement, the Employer and the Employee agree as follows:

         I.       EMPLOYER'S EMPLOYMENT OF EMPLOYEE; EMPLOYEE'S
                  ACCEPTANCE OF EMPLOYMENT AND AGREEMENT TO PERFORM.

         1.1 Commencing as of July 8, 1996 (the "Effective Date of this Agreement") and for a four (4) year period thereafter to July 8, 2000, and subject to the provisions of Section 3.2 of this Agreement, the Employer employs the Employee to perform the Duties, as that term is defined in Section 1.6 of this Agreement.

         1.2 The Employee has accepted the Employer's offer of employment. The Employee agrees to perform the Duties for the benefit of the Employer, the Board of Directors of the Employer, and for all of the shareholders of the Employer. The Employer employs the Employee and the Employee agrees so to be employed so that the Employee will perform the work and responsibilities, which are collectively defined as the Duties, and which are defined in section 1.6 hereof.

         1.3 The Employee shall report solely to the Board of Directors of the Employer, which has the sole and exclusive authority to act on behalf of the Employer under this Agreement.

         1.4 Upon execution of this Agreement by both the Employer and the Employee, the Employee shall: assume the title and responsibilities of President and Chief Executive Officer of Employer and each of Employer's subsidiaries, including American Remedial Technologies, Inc., a Florida corporation ("ART"), which, concurrently herewith, has become a wholly owned subsidiary and a separate operating division of the Employer. Employee shall also serve as a Director of each wholly-owned subsidiary, including ART.

         1.5 Employee shall become a Director of the Employer if appointed to the Board of Directors by the holders of the Employer's Series B Convertible Preferred Stock ("Series

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B Stock"). Thereafter, as long as he is an employee of the Employer, he shall be nominated to be a Director representing the Employer's Series B Stock at each shareholders' meeting at which Directors of the Employer are to be elected. As long as this Agreement is in effect, the Employer will cause Employee to become and remain Chief Executive Officer and President of Employer and all the subsidiaries of the Employer.

         1.6 The Duties which the Employee agrees to perform, and which the Employer agrees to delegate to the Employee for his performance, consist of:

                  (a) Throughout the term of this Agreement, the Employee shall be responsible for over-all management, operational planning and strategic planning responsibilities of Employer.

                  (b) The Employee shall hold himself available to attend conferences or meetings at the offices of Employer or elsewhere.

                  (c) The Employee shall perform all responsibilities set forth in Section 1.4 and in Section 1.5 of the Agreement in a manner which complies with all legal, ethical and moral standards that are imposed on the Employer by applicable law, governmental or quasi-governmental regulation, or by contracts to which the Employer is a party.

         1.7 The Employee shall perform such other responsibilities that are not enumerated as Duties as the Board of Directors of the Employer may, from time to time, require of him, provided such other responsibilities are consistent with this Agreement.

         1.8 During the period cf his employment hereunder and except for illness or time expended by Employee on businesses he owned or operated as of the Effective Date of this Agreement, reasonable vacation periods and reasonable leaves of absence, the Employee shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

         1.9 In performing the Duties, the Employee shall have the discretion to allocate his own time.

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         II.      COMPENSATION TO THE EMPLOYEE.

         2.1 In consideration for performing the Duties, the Employer shall cause to be paid to the Employee an annual salary of $150,000 for each and every year of the four (4) year term of this Agreement. Such salary shall be paid to the Employee biweekly.

         2.2 The salary which the Employer agrees to pay the Employee in exchange for his performance of the Duties as provided in section 2.1 is not in lieu of any other compensation, dividends, stock bonuses, incentives or other prerequisites which the Board of Directors of the Employer may elect to afford the Employee or, to afford to employees, directors or shareholders of the Employer.

         2.3   In addition to the compensation to be paid to the Employee under
Section 2.l hereof and in addition to any dividends, stock bonuses and incentives which might be paid or awarded to the Employee, the Employer shall afford the employee the following:

                  (a) Provision of a luxury-priced automobile, together with maintenance, fuel, insurance, etc., and a cellular telephone;

                  (b) An expense allowance of $900 per month for which the Employee shall not be obligated to account to the Employer;

                  (c) An appropriate and customary expense allowance for those matters for which the Employee will account to the Employer including, but not limited to, travel expenses;

                  (d)      Six (6) weeks paid vacation;

                  (f) Health insurance for Employee and the members of his family; and

                  (g) $3,000,000 life insurance on Employee's life payable to Employee's designees. The Employer has the right to purchase additional insurance insuring the life of the Employee.

         III.     TERM OF THIS AGREEMENT

         3.1 The term of this Agreement and the Employer's and the Employee's respective obligations which are owed to the other hereunder shall be four (4) years, unless earlier terminated in accordance with Section 3.2 hereof.

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         3.2   Nothing contained in this Agreement shall limit the discretion of the Board of Directors of the Employer to terminate this Agreement and the Employee's employment by the Employer for cause. Both the Employer and the Employee agree that the Employee shall be deemed to give the Employer cause for termination if any of the following events occur:

                  (a) Fraud, dishonesty, malfeasance or acts of gross negligence in the course of employment which are materially injurious to the Employer;

                  (b) Willful misrepresentation to shareholders or the Board of Directors of the Employer and which is materially injurious to the Employer;

                  (c) Willful failure, without reasonable justification and after notice, to comply with a reasonable written order of the Board of Directors of the Employer that is consistent with this Agreement;

                  (d)      A willful and material breach of this Agreement; or

                  (e) Conviction from any crime involving moral turpitude which results in material injury to the Employer.

         IV.  LIQUIDATED DAMAGES UPON TERMINATION OR RESIGNATION.

         4.1 In the event the Employee ceases to be employed at the Employer, as that term is defined in Section 4.2(a) of the Agreement, Employee shall be entitled to convert any Series B Convertible Preferred Stock which he may then own to common stock as though the applicable EBIT, as defined by the Statement of Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock, has been earned.

         4.2 For purposes of this Agreement, the Employee shall cease to be employed when any of the following occur: (a) he is terminated by the Board of Directors of Employer without "cause" as that is defined in Section 3.2 hereof; or (b) he involuntarily tenders his resignation; or (c) he becomes Permanently Disabled, as such term is defined in Section 4.4 hereof.

         4.3 The term "Permanently Disabled" shall mean: (a) a determination that the Employee is Permanently disabled under the terms of any disability insurance policy maintained by the Employer or ART; or (b) if the Employer does not maintain such insurance, the inability of the Employee to perform the Duties by reason of illness, accident or other incapacity for any period of six months, whether consecutive, or nonconsecutive, in any period of twelve months; provided, however, that the existence of the Employee's

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incapacity has been confirmed by a licensed physician. In connection therewith, the Employee agrees to submit to examinations by such a physician,

         VI       INFORMATION.

         5.1 Without the prior written consent of the Employer or as required law, the Employee will not, at any time, either during or after his employment by the Employer, directly or indirectly divulge or disclose to any person, firm, association, or employer, or use for his own benefit, gain, or others, any plans, products, data, results of tests and data, customer lists, or any other trade secret 'or confidential materials or like information of the Employer including (but not by way of limitation) any and all information and instructions, technical or otherwise, prepared or issued for the use of the Employer (collectively, the, "Confidential Information") it being the intent of the Employer, with which intent the Employee hereby agrees to restrict him from dissemination or using any like information that is unpublished or not readily available to the general public.

         5.2 Upon the termination of his employment by the Employer, the Employee will immediately deliver to the Employer all lists, books, records, data, and other information (including all copies) of every kind relating to or connected with the Employer and its activities, business, and customers.

VI.      NON-COMPETITION.

         6.1 In the event, the Employee voluntarily terminates employment or Employee is terminated for cause, the Employee shall not compete and Section VI hereof shall be applicable. In addition, for a period of one year after the expiration of this Agreement, the Employee shall not compete and Section VI hereof shall be applicable.

         6.2 In the event the Employee is terminated without cause, Section VI hereof shall not be applicable,

         6.3 Except as provided in Paragraph 6.4 below, for one (1) year after expiration of this Agreement, Employee will not, whether individually or as a member of a partnership or as an officer, director, investor, stockholder, creditor, employee or consultant of a corporation or of any other person, limited liability company, partnership or other entity, engage or seek to engage in a business the same as or similar to the Employer's consolidated business in the same market that the Employer or any of its affiliated entities is operating. The ownership by Employee of 1% or less of the outstanding stock of any corporation engaged in any such competitive business, but whose stock is listed on a national securities exchange or is a NASDAQ listed stock, shall not be deemed by itself to be a violation by

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Employee of this Paragraph 6.3. In the event that for any reason there should be a determination by a court of competent jurisdiction that the provisions of this Paragraph 6.3 are too broad or unreasonable or unenforceable as such, then such provisions shall be deemed modified and fully enforceable as so modified to the extent that such a court would find them fair, reasonable and enforceable under the circumstances.

         6.4 Employee shall be permitted to hold not more than 52% of the capital stock of Terrac Technologies, Inc., a Florida corporation ("Terrac"), for not longer than one (1) year after the date hereof; providing, however, that, during the term of this Agreement and for one (1) year after termination as provided in Paragraph 6.1, Employee shall not participate in bids on or solicit work in competition with the Employer or its affiliates. Employee shall negotiate to sell his stock in Terrac or cause Terrac to agree to be acquired by Employer, and, if neither is accomplished within one (1) year of the Effective Date of this Agreement, Employee shall place his stock in Terrac into a blind trust and shall play no role in the management of Terrac.

         6.5   For a period from the Effective Date of this Agreement until six
(6) months from the date of his termination of employment with the Employer for any reason, Employee shall not, directly or indirectly:

                  (a) induce or attempt to induce away or aid, assist or abet any other party or person in inducing or attempting to induce away any person from his or her employment with the Employer, or

                  (b) hire or attempt to hire any former employee of the Employer within one year after the termination for any reason of such employee's employment with the Employer, or

                  (c) take away or attempt to take away or aid, assist or abet any other party or person in taking away or attempting to take away any customers of the Employer who were such customers at the date of Employee's termination of employment, or

                  (d) in any form, copy, duplicate, or otherwise compile any list of past, present, or potential customers of the Employer except on an as-needed basis while employed by the Employer and upon termination of Employee's employment with the Employer for any reason Employee shall immediately return all such lists, and all copies, duplicates, and compilations thereof to the Employer.

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         VII.     VIOLATIONS OF COVENANTS, ETC.

         The Employee agrees and acknowledges that the services to be rendered by him hereunder are of a special and original character that gives them unique value, that the provisions of Sections VI and VII are, in view of the nature of the business of the Employer, reasonable and necessary to protect the legitimate interests of the Employer, that his violation of any of the covenants or agreements hereof would cause irreparable injury to the Employer, that the remedy at law for any violation or threatened violation thereof would be inadequate and that the Employer shall be entitled to temporary and permanent injunctive or other equitable relief as it may deem appropriate without the accounting of all earnings, profits, and other benefits arising from any such violation which rights shall be cumulative and in addition to any other rights or remedies available to the Employer. The Employee hereby agrees that in the event of any such violation, the Employer shall be entitled to commence an action for any such preliminary and permanent injunctive relief and other equitable relief.

VIII.    CHANGE OF CONTROL.

         8.1 In the event of a change of control of the Employer and a simultaneous or subsequent termination or "deemed termination" (as hereinafter defined) of the Employee occurring within twelve (12) months after the change of control (other than for cause or by reason of death or disability), the Employee shall be entitled to a severance payment equal to 299% of the Employee's "base amount" of compensation, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Such severance payment shall be in addition to any amount otherwise owed to the Employee pursuant to this Agreement except to the extent such amount would be disallowed as a deduction to the Employer pursuant to Section 280G(a) of the Code.

         8.2 For purposes of this Agreement, a deemed termination means (a) any material adverse change in the nature or scope of the Employee's powers, functions, duties or responsibilities or (b) any material adverse change in the compensation, benefits or other prerequisites which had previously been provided to the Employee.

         8.3 Upon the occurrence of any of the foregoing events of termination, the Employee may send written notice to the Employer at any time within 30 days of such event of termination stating that he deems himself terminated for purposes of this paragraph, whereupon the Employer shall deliver the severance payment to the Employee within ten (10) days of its receipt of his notice. In the event that such severance payment amount is not timely paid in full, the Employee may take any legal action necessary to enforce his rights hereunder, and the Employer shall be obligated to reimburse the Employee for all costs incurred in taking such action, including reasonable attorneys' fees.

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IX.      MISCELLANEOUS

         9.1 NOTICES. Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes: (a) if the same is delivered personally; or (ii) whether or not the same is actually received, if sent for registered or certified mail, postage and charges prepaid, addressed to the parties, as indicated on page 1 of the Agreement.

         9.2 SEVERABILITY. Every provision of this Agreement is severable. If any term or provision is held to be illegal or invalid for any reason, such illegality or invalidity shall, not affect the validity of the remainder of this Agreement or any other provision.

         9.3 FLORIDA LAW. The laws of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         9.4 BINDING EFFECT. Each and every covenant, term, provision and agreement contained in this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

         9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to matters set forth in this Agreement and supersedes any prior understanding or agreement, oral or written, with respect thereto.

         9.6 ASSIGNMENT. This Agreement may not be assigned by either party hereto, provided, however, that the Employer may assign this Agreement in connection with a merger or consolidation involving the Employer or ART, or a sale of substantially all of their assets to the surviving corporation or purchaser, so long as such assignee assumes the Employer's obligations hereunder.

         9.7 DISPUTES. Any dispute, controversy or claim arising out of or relating to this Agreement shall be solely settled by an arbitrator in the State of Florida, jointly designated by one arbitrator selected by the Employer and one arbitrator selected by the Employee. If the two arbitrators fail to designate an arbitrator, the arbitrator shall be selected by the American Arbitration Association. The decision of the arbitrator shall be final and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         9.8 AMENDMENT. This Agreement may not be changed orally but only by an agreement in writing signed by both parties


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         9.9   WAIVER. The failure of either party to insist, upon performance of the terms or conditions of this Agreement, shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term covenant or condition.

         9.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement this date first aforesaid.

                                             EMPLOYER:

                                             EVANS ENVIRONMENTAL CORPORATION


ATTEST:
                                             By /s/ CHARLES C. EVANS
                                                -------------------------------
/s/ KELLY EVANS                              Its Chairman
- - -----------------------------                   -------------------------------
Kelly Evans, Secretary


                                             EMPLOYEE:


                                             /s/ ENRIQUE A. TOMEU
                                             ----------------------------------
                                             Enrique A. Tomeu

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